Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100
CASH AMERICA EXPECTS DECLINE IN FOURTH QUARTER RESULTS
Fort Worth, Texas (January 20, 2009) — Cash America International, Inc. (NYSE: CSH) announced today that it expects fourth quarter 2008 net income, excluding one-time and unusual items, to be approximately 15% below net income for the same period in the prior year. The primary contributors to the decrease in earnings were much lower year-over-year storefront cash advance revenue and higher expenses associated with the recently enacted regulation of this product in the State of Ohio, slightly elevated loss rates for the online cash advance product and heavier discounting on the retail sale of merchandise during the Christmas selling season.
Commenting on the preliminary results for the fourth quarter, Daniel R. Feehan, President and Chief Executive Officer said, “Our transition to a new loan product in Ohio following the disappointing results of the November referendum there proved more challenging than anticipated and led to a loss for our storefront cash advance business in the fourth quarter. Additionally, we entered the fourth quarter expecting a difficult retail environment and we chose to emphasize the disposition of merchandise and reduction of inventory levels. We are pleased with a year-over-year sales gain of approximately 13%, but the discounting necessary to achieve these results lowered gross profit dollars below our expectations. Finally, loss rates for the online cash advance products were slightly higher than anticipated but the rates remain in an acceptable range. While we are not pleased with the outcome for the fourth quarter, we have now instituted a product package which we hope will address the needs of our customers in the state of Ohio and we have successfully positioned our inventory levels to be lean and efficient as we enter 2009.”
In addition, the Company reported that it will record store closure and related costs from its previously announced intention to eliminate 42 cash advance locations in the fourth quarter and that it has completed a restructuring of its management organization creating additional one-time expenses in the final quarter of 2008. Store closure and costs associated with the management position eliminations are expected to be approximately $7.3 million before taxes and do not include $1.3 million after taxes in one-time referendum costs for activities related to the November 4th election and conversion to its alternative product offering in the fourth quarter. The total unusual and non-recurring fourth quarter expenses of $8.6 million (approximately 20 cents per share after taxes) are not included in the net earnings decline referenced in the opening paragraph.
Regarding the unusual charges recognized in the fourth quarter, Mr. Feehan added, “We believe that the changes were necessary to better align our business for the economic environment confronting us as we enter 2009. During the quarter, we were faced with the difficult decision to close stores in light of the revenue limitations of legislation passed in the state of Ohio during the year and to streamline our management and adjust our cost structure to adapt to the changes in revenue. On the positive side, we were pleased to complete the acquisition of an 80% ownership interest in one of the largest pawn lending businesses in Mexico, Prenda Fácil, late in the fourth quarter which we expect will grow and contribute to earnings in 2009 and for many years to come.”
Cash America will conduct a conference call to discuss the details of its fourth quarter earnings Thursday, January 29, 2009 at 7:45 AM CST. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.
Outlook for the 2009 Fiscal Year
Management provided its initial outlook for its 2009 fiscal year on October 23, 2008 in conjunction with the announcement of its third quarter financial results. At that time, management believed that the full year results for 2009 would be between $3.35 and $3.55 per share. Management has re-evaluated the impact of the changes in revenue in its remaining Ohio locations based on the fourth quarter transition and has taken a more guarded view of the business prospects in 2009 due to the weak overall economic climate for the consumer. While management believes that demand for consumer credit and its products will continue, the expectation for discounting of retail prices and the risk of higher year-over-year loan loss rates on its cash advance product has caused it to modify its initial view for 2009 and to lower its expected range for earnings per share to between $3.10 and $3.30 which includes the Company’s ownership interest in Prenda Fácil. As reported in October, management expects the absence of certain profitable markets in the first half of 2009 that were contributing to earnings in the first half of 2008 to cause these two quarters to be well below the prior year levels with a return to year-over- year growth in the last half of 2009. Management estimates that the net affect of lost earnings due to changes in and the elimination of cash advance markets during 2008 equates to $20 to $25 million after taxes on an annualized basis (between 66 and 83 cents per share).
Management will provide additional details regarding its expectations for fiscal 2009 when it releases the complete results for the fourth quarter and full year of 2008 on January 29, 2009.
Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 994 total locations as of December 31, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 613 total pawn locations, comprised of 501 in 22 states under the brand names Cash America Pawn and SuperPawn. In addition, Cash America is the majority owner of 112 pawn lending locations in Mexico that operate under the name of Prenda Fácil. The Company also offers short-term cash advances in many of its locations including 248 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 32 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 133 franchised and Company-owned “Mr. Payroll” check cashing centers.
For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, , the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.
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